Exhibit 99.1

Website Pros Reports Fourth Quarter and Full Year 2006 Financial Results

JACKSONVILLE, FL – February 7, 2007 – Website Pros, Inc. (Nasdaq: WSPI), a leading provider of Web services and online marketing for small and medium-sized businesses, today announced results of operations for the quarter ended December 31, 2006.

David Brown, President and CEO of Website Pros, stated, “We were pleased with the company’s performance in the fourth quarter, which was highlighted by better than expected revenue and record profitability. Strong growth in revenue and customers related to our RenovationExperts.com and 1ShoppingCart.com offerings led to the overage in our fourth quarter revenue. We also improved the productivity of the web services’ sales team. We believe there is still room for further improvement.” Brown added, “The fourth quarter also marked a milestone for Website Pros in that it was the first time in five years that our non- Discover related leads generated the majority of our new business. In addition, we continued to expand our channel with high quality partners, and we will continue to execute against this strategy to maximize our distribution reach and minimize the risk profile for the company.”

Financial Results for the Fourth Quarter of 2006

Total revenue for the fourth quarter of 2006 was $16.4 million, an increase of 46% on a year-over-year basis. For the fourth quarter of 2006, subscription revenue increased 57% to $14.9 million, license revenue decreased 23% to $1.1 million, and professional services revenue increased 17% to $390 thousand, compared to the fourth quarter of 2005.

For the fourth quarter of 2006, the Company reported record net income available to common stockholders, determined in accordance with generally accepted accounting principles (GAAP), of $4.8 million, an increase from net income available to shareholders of $509 thousand in the fourth quarter of 2005. Fully diluted GAAP earnings per share were $0.25 for the fourth quarter of 2006, an increase from earnings of $0.03 per share in the fourth quarter of 2005. Per share amounts are based on weighted average fully diluted shares of 19.7 million and 14.6 million for the fourth quarter of 2006 and 2005, respectively.

Net income for the fourth quarter of 2006 included a $3.2 million net tax benefit resulting from a reduction in the Company’s deferred tax asset valuation reserve. In prior periods the Company recorded a full valuation allowance due to sufficient uncertainty regarding the realizability of its deferred tax assets.

Non-GAAP Financial Results for the Fourth Quarter of 2006

Website Pros reported record non-GAAP net income of $2.7 million for the fourth quarter of 2006, an increase of 100% as compared to $1.35 million in the fourth quarter of 2005. Non-GAAP diluted net income per share was a record $0.14 for the fourth quarter of 2006, an increase of 75% from $0.08 in the fourth quarter of 2005.

All per share numbers for non-GAAP net income per share are expressed on a weighted average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, and the income tax benefit resulting from the reduction of the deferred tax asset valuation allowance. Preferred dividends are excluded from non-GAAP net income per share in prior periods, as all outstanding shares of preferred stock were converted into shares of common stock and all related accrued dividends were eliminated in connection with the Company’s initial public offering, which was completed on November 7, 2005.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Kevin Carney, CFO of Website Pros, commented, “We were pleased that the company was able to deliver profitability at the high-end of our guidance in the fourth quarter, which represented the 6th consecutive quarter that the company has met or exceeded our profitability expectations since the IPO. This quarter marked the 12th consecutive quarter of operating profitability, and 2006 represented the first year the company delivered a double digit Non-GAAP operating margin on a full year basis. We remain optimistic about our ability to further improve our operating margins in 2007 based on the momentum of our business and scalability of our business model.”

Other Fourth Quarter Highlights

The Company also had the following other financial and operating highlights during the fourth quarter of 2006:

•

Total net subscribers at the end of the fourth quarter were approximately 74,000, an increase from approximately 73,000 at the end of the third quarter, including subscribers from the company’s core web services as well as our Leads.com, RenovationExperts.com and 1ShoppingCart.com offerings.

•

The Company’s monthly customer turnover decreased to 5.4%, based on the subscriber and related churn levels from the company’s core web services as well as our Leads.com, RenovationExperts.com and 1ShoppingCart.com offerings.

•

The Company signed three new distribution related partnerships in the quarter, including The Company Corporation, which is an industry leader in providing incorporation services for new businesses; Authorize.net, which is one of the largest Internet gateways for companies that have an on-line e-commerce store; and Internet Secure, which is a subsidiary of one of the top 5 credit card merchant processors in the United States.

•

The Company continues to make progress with its partner diversification strategy, with Discover related leads generating 46% of the company’s new sales units in the quarter and non-Discover partners increasing to greater than 50% of new sales units for the first time in five years.

•

The Company released NetObjects Fusion 10, the latest version of the easy-to-use website building software. Licence revenue from sales of NetObjects Fusion more than doubled from the third quarter – the largest sequential jump driven by a new release in the company’s recent history.

Financial Results for the Full Year 2006

Total revenue for the full year 2006 was $52 million, an increase of 38% on a year-over-year basis. For the full year 2006, subscription revenue increased 44% to $46.8 million, license revenue decreased 7% to $3.6 million, and professional services revenue increased 25% to $1.7 million, compared to the full year 2005.

For the full year 2006, the Company reported record net income available to common stockholders, determined in accordance with generally accepted accounting principles (GAAP), of $8.6 million, an increase from net loss available to shareholders of $329 thousand in the full year 2005. Net income available to common stockholders for the full year 2006 included a $3.2 million reduction in the Company’s deferred tax asset valuation reserve, resulting in a net tax benefit of $3.2 million. Fully diluted GAAP earnings per share were $0.44 for the full year 2006, an increase from a loss of $0.05 per share in the full year 2005. Per share amounts are based on weighted average fully diluted shares of 19.4 million and 6.2 million for the full year 2006 and 2005, respectively.

Website Pros reported record non-GAAP net income of $8.5 million for the full year 2006, an increase of 197% as compared to $2.9 million for the full year 2005. Non-GAAP diluted net income per share was a record $0.44 for the full year 2006, an increase of 120% from $0.20 for the full year 2005.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Website Pros believes presenting non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders and non-GAAP operating margin is useful to investors, because it describes the operating performance of the Company and helps investors gauge the Company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the Company’s past performance and to plan and forecast performance in future periods. The non-GAAP financial information Website Pros presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Conference Call Information

Management will host a conference call to discuss the Company’s results and other matters related to the Company’s business today, February 7, 2007, at 5:00 pm EST. To access this call, dial 800-811-0667 (domestic) or 913-981-4901 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 1086084. A webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s Web site, www.websitepros.com.

About Website Pros

Website Pros, Inc. (Nasdaq: WSPI) is a leading provider of Do-It-For-Me website building tools, Internet marketing, and lead generation solutions that enable businesses to maintain an effective Internet presence. The company offers a full range of Web services, including website design and publishing, Internet marketing and advertising, search engine optimization, customer support and technology, and lead generation, meeting the needs of a business anywhere along its lifecycle – from those just establishing a Web presence to more sophisticated online e-commerce sites.

Note to Editors: Website Pros and eWorks! XL are registered trademarks of Website Pros.

Forward-Looking Statements

This press release includes certain “forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Our actual results could differ materially from those anticipated in these forward-looking statements upon completion of the review of our fourth quarter results by our independent registered public accounting firm. These statements are based on our current beliefs or expectations and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including without limitation, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions, our monthly customer turnover and our ability to successfully integrate recently acquired businesses and operations and those risks set forth under the caption “Risk Factors” in Website Pros’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at www.sec.gov. Website Pros does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

MEDIA:

Roseann Duran

Website Pros, Inc.

904-680-6976

rduran@websitepros.com

INVESTORS:

Kori Doherty

Integrated Corporate Relations

617-956-6730

kdoherty@icrinc.com

Source: Website Pros

Website Pros, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue:
Subscription	$14,908	$9,517	$46,789	$32,574
License	1,054	1,370	3,585	3,858
Professional services	390	334	1,667	1,338

Total revenue	16,352	11,221	52,041	37,770
Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	6,589	4,229	20,534	15,058
License	285	406	958	1,013
Professional services	378	271	1,421	1,085

Total cost of revenue	7,252	4,906	22,913	17,156

Gross profit	9,100	6,315	29,128	20,614
Operating expenses:
Sales and marketing (a)	3,730	2,726	12,511	9,731
Research and development (a)	788	616	2,256	1,895
General and administrative (a)	2,789	2,044	9,652	6,840
Depreciation and amortization	670	588	1,712	1,723

Total operating expenses	7,977	5,974	26,131	20,189

Income from operations	1,123	341	2,997	425
Other income (expense):
Interest, net	513	304	2,400	402
Other	—	—	—	—

Income before income taxes	1,636	645	5,397	827
Income tax benefit	3,200	—	3,200	—

Net income	4,836	645	8,597	827
Preferred Stock dividends	—	(136)	—	(1,156)

Net income (loss) attributable to common stockholders	$4,836	$509	$8,597	$(329)

Net income (loss) attributable per common share
Basic	$0.28	$0.04	$0.51	$(0.05)

Diluted	$0.25	$0.03	$0.44	$(0.05)

Weighted-average number of shares used in per share amounts:
Basic	17,119	11,971	16,778	6,222

Diluted	19,695	14,609	19,430	6,222

(a) Stock based compensation included above:
Subscription (cost of revenue)	$47	$11	$137	$55

Sales and marketing	$131	$13	$365	$127
Research and development	80	62	222	139
General and administration	408	174	1,309	474

Total	$619	$249	$1,896	$740

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$42,155	$55,746
Accounts receivable, net of allowance $292 and $383, respectively	4,202	1,941
Inventories net of reserves of $48 and $51, respectively	69	138
Prepaid expenses	616	506
Prepaid marketing fees and other current assets	986	770
Deferred tax asset	2,100	—

Total current assets	50,128	59,101
Property and equipment net	2,337	1,068
Goodwill and other intangible assets	39,177	16,105
Non-current deferred tax assets	1,100	—
Other assets	618	96

Total assets	$93,360	$76,370

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$920	$1,280
Accrued expenses	3,028	2,391
Deferred revenue	4,594	3,193
Accrued marketing fees	234	297
Notes payable, current	95	65
Other liabilities	186	340

Total current liabilities	9,057	7,566
Accrued rent space	158	177
Notes payable, long term	162	241
Other long term liabilities	27	31

Total liabilities	9,404	8,015
Stockholders’ equity
Common stock, $0.001 par value; 150,000,000 shares authorized at December 31, 2006 and December 31,2005; 17,331,626 shares and 16,509,602 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	17	17
Additional paid-in capital	143,101	136,097
Accumulated deficit	(59,162)	(67,759)

Total stockholders’ equity	83,956	68,355

Total liabilities and stockholders’ equity	$93,360	$76,370

Website, Pros, Inc.

Reconciliations of GAAP to Pro Forma Results

(in thousands except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Reconciliation of GAAP net income attributable to common stockholders to non-GAAP pro forma net income
GAAP net income	$4,836	$645	$8,597	$827
Amortization of intangibles	437	446	1,031	1,229
Income tax benefit	(3,200)	—	(3,200)	—
Stock based compensation	666	260	2,033	795

Non-GAAP pro-forma net income	$2,739	$1,351	$8,461	$2,851

Reconciliation of GAAP basic net income (loss) per share to non-GAAP pro forma net income per share
GAAP net income (loss) per share attributable to common stockholders
Basic	$0.28	$0.04	$0.51	$(0.05)
Amortization of intangibles per share	0.03	0.04	0.06	0.20
Income tax benefit per share	(0.19)	—	(0.19)	—
Stock based compensation per share	0.04	0.02	0.12	0.13
Preferred stock dividends per share	—	0.01	—	0.19
Preferred stock conversion	—	(0.02)	—	(0.22)

Non-GAAP pro-forma net income per share attributable to common stockholders
Basic	$0.16	$0.09	$0.50	$0.25

Reconciliation of GAAP diluted net income per share to non-GAAP pro forma net income per share
Fully diluted shares
Common stock	17,119	11,971	16,778	6,222
Preferred stock	—	2,544	—	5,328
Diluted stock options	2,101	2,368	2,349	2,242
Warrants	199	270	233	251
Escrow shares	276	—	70	—

Total	19,695	17,153	19,430	14,043

GAAP net income (loss) per share attributable to common stockholders
Diluted	$0.25	$0.03	$0.44	$(0.05)
Amortization of intangibles per share	0.02	0.03	0.05	0.09
Income tax benefit per share	(0.16)	—	(0.16)	—
Stock based compensation per share	0.03	0.02	0.11	0.06
Preferred stock dividends per share	—	0.01	—	0.08
Preferred stock conversion	—	(0.01)	—	0.02

Non-GAAP pro-forma net income per share attributable to common stockholders
Diluted	$0.14	$0.08	$0.44	$0.20

Reconciliation of GAAP operating income to non-GAAP pro forma operating income
GAAP operating income	$1,123	$341	$2,997	$425
Amortization of intangibles	437	446	1,031	1,229
Stock based compensation	666	260	2,033	795

Non-GAAP proforma operating income	$2,226	$1,047	$6,061	$2,449

Reconciliation of GAAP operating margin to non-GAAP pro forma operating margin
GAAP operating margin	7%	3%	6%	1%
Amortization of intangibles	3%	4%	2%	3%
Stock based compensation	4%	2%	4%	2%

Non-GAAP proforma operating margin	14%	9%	12%	6%

Website, Pros, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2006	2005
Cash flows from operating activities
Net income	$8,597	$827
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,712	1,723
Stock-based compensation expense	2,033	795
Income tax benefit	(3,200)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,833)	431
Inventories	69	40
Prepaid expenses and other assets	(120)	(401)
Accounts payable, accrued expenses and other liabilities	(673)	334
Deferred revenue	(115)	141

Net cash provided by operating activities	6,470	3,890
Cash flows from investing activities
Business acquisition, net of cash received	(20,449)	382
Investment in intangible assets	—	(3)
Purchase of property and equipment	(1,522)	(425)

Net cash used in investing activities	(21,971)	(46)
Cash flows from financing activities
Stock issuance	1,754	44,640
Stock issuance costs	(735)	(2,371)
Repayment of debt obligations	(49)	(27)
Proceeds from issuance of preferred stock, net	—	2,989
Proceeds from exercise of stock options	940	50

Net cash provided by financing activities	1,910	45,281

Net increase in cash and cash equivalents	(13,591)	49,125
Cash and cash equivalents, beginning of period	55,746	6,621

Cash and cash equivalents, end of period	$42,155	$55,746

Supplemental cash flow information:
Interest paid	$11	$16

Supplemental disclosure of non-cash transaction:
Issuance of equity in connection with acquisition	$3,013	$—